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                                                                     Exhibit 1.1

                            FORM OF SELLING AGREEMENT

         This Selling Agreement made (the "Agreement") dated as of __________________, 20__ by and among Shaffer Diversified Fund, LP, a Delaware limited partnership (the "Fund"), Shaffer Asset Management, Inc., a New York corporation (the "General Partner"), ADM Investor Services, Inc., a Delaware corporation (the "Commodity Broker"), and ________________________________, a
_____________ corporation (the "Selling Agent"),

                              W I T N E S S E T H:

         WHEREAS, the General Partner has caused the Fund to be organized under an agreement of limited partnership dated as of August 29, 2000 (the "Limited Partnership Agreement") and a certificate of limited partnership filed on August 29, 2000 to engage in speculative trading of commodity futures contracts, options thereon, and other commodity interests; and

         WHEREAS, the General Partnership has caused the Fund to file a registration statement on Form S-1 (No. 333- ) (in the form declared effective by the SEC, the "Registration Statement")with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933 (the "Securities Act") and the rules and regulations adopted by the SEC thereunder, as in effect on the date hereof; and

         WHEREAS, the Commodity Broker is to be the commodity broker for the Fund as described in the prospectus included in the Registration Statement (as amended or supplemented from time to time, the "Prospectus"); and

         WHEREAS, the Fund proposes to issue and sell to the public units of limited partner interest in the Fund (the "Units") as described in the Prospectus; and

         WHEREAS, the Selling Agent desires to assist in the sale of the Units upon the terms and in reliance upon the representations, warranties and covenants set forth herein;

         NOW, THEREFORE, the parties hereto agree as follows:

         1. OFFERING OF UNITS. (a) Appointment. The Fund hereby appoints the Selling Agent as one of its agents on a non-exclusive basis to offer and sell the Units. The Selling Agent shall attempt to sell the Units on a "best efforts" basis at the price and in the manner described in the Prospectus and in compliance with the terms and conditions set forth therein and herein. After the initial closing of the offering of the Units (the "Offering"), the Fund may continue to offer the Units at the month-end Net Asset Value per Unit (as defined in the Limited Partnership Agreement) as of the last business day of the month during which subscriptions are accepted by the General Partner. The Offering may terminate at any time as determined by the General Partner. No selling commissions shall be charged to the subscribers with respect to the offer and sale of the Units. The Fund hereby authorizes the Selling Agent to distribute the Prospectus and any amendments or supplements thereto in accordance with the terms of this Agreement.

                  (b) Initial Compensation. In consideration of the services of the Selling Agent in soliciting and obtaining subscriptions for the Units, the Fund shall pay the Selling Agent a selling commission of 3% of the subscription amount of any subscriptions obtained by the Selling Agent and accepted by the General Partner on or before the last business day of the twelfth full calendar months after the initial closing of the Offering; provided that the amount of the selling commission payable under this
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Section 1(b) with respect to a Unit purchased after the initial closing of the
Offering based on the number of months remaining until the first business day of the thirteen full calendar month thereafter. The Selling Agent shall refund a pro rata amount of such selling commission with respect to any Units that are redeemed on or before the last day of the twelfth full calendar month after the initial closing of the Offering.

                  (c) Ongoing Compensation. Commencing on the first business day of the thirteenth full month after the initial closing of the Offering, the Fund shall pay to the Selling Agent each month 1/12 of 3% of the Net Asset Value (determined as of the last business day of the immediately preceding month) of Units outstanding at the end of such month that relate to subscriptions obtained by the Selling Agent; provided that the Selling Agent represents that it is registered with the Commodity Future Trading Commission (the "CFTC") as a futures commission merchant or introducing broker and is a member in good standing of the National Futures Association (the "NFA") in such capacity. The Selling Agent may pay such compensation to its registered representatives who are registered as associated persons with the CFTC and have passed the National Commodity Futures Examination (Series 3) or the Futures Managed Funds Examination (Series 31). If any such registered representative becomes employed by another CFTC and NFA registered firm, and the subscribers to which such registered representative sold become customers of the transferee firm, then the Selling Agent shall transfer its ongoing compensation hereunder to the transferee firm. The compensation specified in this Section 1(c) shall be in consideration of and is contingent upon the provision by the Selling Agent or its affiliate of additional services in connection with the Units sold by the Selling Agent, including (i) inquiring of the General Partner from time to time, at the request of a holder of Units sold by it, as to the Net Asset Value of a Unit, (i) inquiring of the General Partner from time to time, at the request of a holder of Units sold by it, regarding the commodities markets and the Fund,
(iii) assisting, at the request of the General Partner, in the redemption of Units sold by it and (iv) providing such other services to the holders of Units sold by it as the General Partner may, from time to time, reasonably request. The Selling Agent also shall use its best efforts to ensure that any of its registered representatives to whom compensation is passed on pursuant to this
Section 1(c) shall cooperate in providing the services specified in clauses (i) through (iv) for as long as such representative continues in the employment of the Selling Agent. The Selling Agent shall forfeit its rights hereunder to receive any compensation relating to the additional services for the entirety of any month during which it is not duly registered with the CFTC as a futures commission merchant or introducing broker and a member in good standing of NFA.

         2. UNDERTAKING OF SELLING AGENT. The Selling Agent shall use its best efforts to find eligible persons and entities to purchase Units on the terms stated herein and in the Prospectus. In connection with the offer and sale of the Units, the Selling Agent represents, warrants and agrees that it shall comply fully with all applicable laws and the rules of the CFTC, the NFA, the NASD, the SEC, the securities or blue-sky administrators of the jurisdictions in which the Units are offered and any other applicable regulatory body. The Selling Agent shall have no commitment with regard to the offer or sale of the Units other than to use its best efforts as described above. The Selling Agent shall deliver all cash and checks received by it from subscribers to the escrow account (the "Escrow Account") maintained by the Fund at The Chase Manhattan Bank (the "Escrow Agent") pursuant to an Escrow Agreement dated as of _____________, 2000 (the "Escrow Agreement"). The Selling Agent shall transfer such cash and checks to the Escrow Agent no later than noon on the business day next succeeding the receipt of such cash and checks by the Selling Agent. Such cash or checks shall be accompanied by one executed copy of the subscription agreement and power of attorney for each subscription obtained, properly completed and executed and in the form of Exhibit D to the Prospectus (a "Subscription Agreement"). All cash and checks received by the Selling Agent from subscribers shall be made payable to "The Chase Manhattan Bank -- Shaffer Diversified Fund, LP Escrow Account." The Selling Agent shall promptly deliver to the General Partner one photocopy of each such Subscription Agreement. Promptly after receipt of a subscription and the funds therefor by the Escrow Agent and delivery of a copy of the related
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Subscription Agreement to the General Partner, an interim receipt shall be mailed by the General Partner to each such subscriber for the amount deposited in the Escrow Account on behalf of such subscriber.

         3. BLUE-SKY FILINGS. The Fund shall prepare, execute, file and amend, as necessary, all applications for registration of the Units and of itself as a dealer in securities, consents to service of process, reports of sale of Units and similar blue-sky qualification, registration and exemption documents and shall take such other actions which may be necessary or advisable, in the opinion of the General Partner or its counsel, in order to qualify the Units for offer and sale under the securities or blue-sky laws of such jurisdictions within the United States of America as the General Partner may reasonably request; provided that in no event shall the Fund be obligated to (a) take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, or taxes in any jurisdiction where it is not now so subject or (b) offer in any jurisdiction that would require a change in any term in the Registration Statement. The Selling Agent shall be responsible for compliance with all applicable laws, rules and regulations with respect to its acting as such in connection with sales of Units in any jurisdiction.

         4. CLOSING DATE. Subject to the right of the General Partner to terminate the Offering at any time and subject to the conditions and requirements stated in the Prospectus and herein, there shall be a closing of the Offering on _____________, 2000 and on the last business day of each month thereafter (each a "Closing Date"), with respect to subscriptions that were not accepted or rejected on the preceding Closing Date. Such closing shall be held at the offices of the General Partner (or other location as selected by the General Partner) and shall provide for (a) payment of the aggregate purchase price for the Units to the Fund by release of funds from the Escrow Account and
(b) compliance with Section 12.

         5. REPORTS. So long as any of the Units are outstanding, the Fund at its expense shall deliver to the Selling Agent upon request all financial statements and other periodic and special reports distributed generally to the holders of Units or required to be delivered to the holders of Units or filed with the CFTC or the SEC under the Limited Partnership Agreement or any federal statute, rule or regulation relating to securities, commodities or commodity futures.

         6. AGREEMENTS OF FUND AND GENERAL PARTNER. The Fund and the General Partner jointly and severally agree:

                  (a) not to file any amendment or supplement to the Registration Statement or Prospectus, except such as counsel for the General Partner shall deem advisable in order to assure compliance with applicable laws;

                  (b)      to advise the Selling Agent:

                           (i) when the Registration Statement is declared
                  effective;

                           (ii) of the issuance by the CFTC, the SEC or any
                  other federal or state regulatory body of (A) any order or decree enjoining the offering or the use of the Prospectus or of the institution, or notice of the intended institution, of any action or proceeding for that purpose or (B) any stop order suspending the effectiveness of the Registration Statement under the Securities Act, the CFTC registration or NFA membership of the General Partner as a commodity pool operator or the registration of Units under the securities or blue-sky laws of any jurisdiction; and

                           (iii) of the receipt by the Fund or any
                  representative or attorney of the Fund of any other material communication from the CFTC, the NFA, the SEC or any blue-sky
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                  administrator relating to the Fund, the Registration
                  Statement, any preliminary prospectus or the Prospectus;

         and in any such case, the Fund shall make every reasonable effort to prevent the issuance of any order suspending the effectiveness of the Registration Statement under the Securities Act or the registration of the Units under the laws of such other jurisdictions or enjoining the offering and, if any such order is issued, to obtain as soon as possible the withdrawal thereof; provided that in no event shall the Fund be obligated (x) to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, or taxes in any jurisdiction where it is not now so subject or (y) to change any term in the Registration Statement, as the same may be amended or supplemented;

                  (c) to deliver to the Selling Agent, without charge, as many conformed copies of the registration statement as originally filed and of the Registration Statement and each amendment or supplement thereto (including all exhibits filed with or incorporated by reference in any such document) as the Selling Agent may reasonably request;

                  (d) during the Offering to deliver to the Selling Agent, without charge, at such office or offices within the United States as the Selling Agent may reasonably designate, as many copies of the Prospectus as the Selling Agent may reasonably request;

                  (e) that the General Partner will withdraw as general partner and commodity trading advisor of the Fund if the representations and warranties contained in Section 9(b) cease to be true and correct; and

                  (f) that the Fund will terminate the services of the Commodity Broker if the representations and warranties contained in Section 10(c) cease to be true and correct.

         7. AMENDMENT OF REGISTRATION STATEMENT AND PROSPECTUS. The Fund at its expense shall amend the Registration Statement and the Prospectus and shall supplement the Prospectus if, at any time after the date on which the Registration Statement is declared effective and prior to each Closing:

                  (a) such amendment or supplement is necessary to comply with the Securities Act, the Commodity Exchange Act (the "CEA"), blue-sky laws of any jurisdiction or the rules or regulations promulgated under such laws, to comply with any NFA deficiency notices, to correct any material untrue statement in the Registration Statement or the Prospectus or to eliminate any material omission therein or any omission therein that renders any of the statements therein materially misleading; or

                  (b) the Commodity Broker or the Selling Agent advises the Fund that, in its opinion and that of its counsel, such amendment or supplement is necessary to comply with applicable laws or the rules or regulations promulgated thereunder, to comply with any such deficiency notice or to correct any such material untrue statement or to eliminate any such omission.

In any such case, the General Partner shall notify the Fund, the Commodity Broker and the Selling Agent, and the Commodity Broker and the Selling Agent shall notify the Fund and the General Partner, immediately upon discovery of any untrue or misleading statements or omissions in the Registration Statement or the Prospectus concerning such party or the occurrence of any event or change in circumstances that would result in there being any untrue or misleading statement or omission in the Registration Statement or the Prospectus relating to the notifying party. The representations, warranties
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and indemnification obligations of the parties contained herein relating to the
Registration Statement and the Prospectus shall attach to any such amendment or supplement.

         8. REPRESENTATIONS AND WARRANTIES OF FUND. The General Partner, on behalf of the Fund, represents and warrants to the Commodity Broker and the Selling Agent that:

                  (a) the Fund is duly organized and validly existing as a limited partnership under the laws of the State of Delaware and has full power and authority under the Limited Partnership Agreement to conduct its business as described in the Registration Statement and the Prospectus and to issue, sell and deliver the Units;

                  (b) the Units, when issued and sold pursuant to the terms hereof and of the Registration Statement, the Prospectus and the Subscription Agreements, will be validly issued, fully paid and not subject to further call or assessment;

                  (c) each of the advisory agreement dated as of August 29, 2000 between the Fund and Shaffer Asset Management, Inc., in its capacity as commodity trading advisor (the "Advisory Agreement"), the Escrow Agreement and this Agreement has been duly and validly authorized, executed and delivered by the General Partner on behalf of the Fund and each is, assuming that it has been duly and validly authorized, executed and delivered by the other parties thereto (other than the General Partner), a valid and binding agreement of the Fund, except insofar as bankruptcy, moratorium or other similar laws may be applicable and except that the exculpation, indemnification and contribution provisions of such agreements may be limited by applicable law and enforcement of any specific terms or remedies may be unavailable;

                  (d) the Fund has all federal and state governmental and regulatory approvals and licenses, and is maintaining on a current basis all filings and registrations with federal and state governmental and regulatory agencies, required to conduct its business as described in the Registration Statement and the Prospectus;

                  (e) on the date on which the Registration Statement is declared effective and the date on which the Prospectus is first filed with the SEC pursuant to Rule 424(b) under the Securities Act, the Registration Statement and the Prospectus (or when any post-effective amendment to the Registration Statement becomes effective or any supplement to the Prospectus is filed with the SEC, the Registration Statement, as amended, and the Prospectus, as amended or supplemented) will comply fully in all material respects with the requirements of the Securities Act, the CEA and the rules thereunder and will accurately describe the proposed operation of the Fund;

                  (f) each of the Registration Statement, as it may be amended, and the Prospectus, as it may be amended or supplemented, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances under which such statements were made); except that this representation and warranty does not apply to any statement or omission in the Registration Statement, as it may be amended, or the Prospectus made in reliance upon information furnished in writing to the Fund by the Commodity Broker or the Selling Agent expressly for use therein; and

                  (g) the certificate delivered pursuant to Section 12 and all other certificates delivered on behalf of the Fund pursuant to this Agreement were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, accurate and complete in all material respects.
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         9. REPRESENTATIONS AND WARRANTIES OF GENERAL PARTNER. The General
Partner represents and warrants to the Fund, the Commodity Broker and the Selling Agent that:

                  (a) it is a corporation duly organized and validly existing in good standing under the laws of the State of New York and has full corporate power to perform its obligations and enter into the transactions described in the Registration Statement and the Prospectus;

                  (b) each of the Limited Partnership Agreement, the Advisory Agreement, the Escrow Agreement and this Agreement has been duly and validly authorized, executed and delivered on behalf of the General Partner and, assuming that it has been duly and validly authorized, executed and delivered by the other parties thereto (other than the Fund), is a valid and binding agreement of the General Partner, except insofar as bankruptcy, moratorium or other similar laws may be applicable and except that the exculpation, indemnification and contribution provisions of such agreements may be limited by applicable law and enforcement of any specific terms or remedies may be unavailable;

                  (c) it has all federal and state governmental and regulatory, and to the best of its knowledge, commodity exchange licenses and approvals, and is maintaining on a current basis all filings and registrations with federal and state governmental and regulatory agencies, required to act as described in the Registration Statement and the Prospectus (including without limitation registration as a commodity pool operator under the CEA and membership as a commodity pool operator in NFA), and the performance of such actions will not violate or result in a breach of any provision of its certificate of incorporation or bylaws or any agreement, instrument, order, law or regulation binding upon it;

                  (d) all references to the General Partner and its principals in the Registration Statement and the Prospectus are accurate and complete in all material respects and set forth in all material respects the information required to be disclosed to investors under the CEA and the rules and regulations thereunder; and

                  (e) as to the General Partner and its principals, the Registration Statement and the Prospectus do not contain any misleading or untrue statement of a material fact or omit to state a material fact which is required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances under which such statements were made);

                  (f) the balance sheet of the General Partner and the notes thereto included in the Registration Statement present fairly the financial position of the General Partner as of the date thereof in conformity or (in the case of any unaudited balance sheet) in substantial conformity with generally accepted accounting principles; and since the date of the most recent such balance sheet, there have been no changes in the financial condition of the General Partner, other than changes which in the aggregate are not materially adverse or which are disclosed in the Prospectus, and since such date there have been no changes in the business of the General Partner which are material in the context of the Offering; and

                  (g) the certificate delivered pursuant to Section 12 and all other certificates delivered on behalf of the General Partner pursuant to the terms of this Agreement were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, accurate and complete in all material respects.
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         10. REPRESENTATIONS AND WARRANTIES OF COMMODITY BROKER. The Commodity
Broker represents and warrants to the Fund, the General Partner and the Selling Agent that:

                  (a) it is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and in good standing and qualified to do business in each jurisdiction in which the nature or conduct of its business requires such qualification and the failure to be duly qualified would materially adversely affect its ability to perform its obligations hereunder, and it has full corporate power and authority to perform its obligations as described in the Registration Statement and the Prospectus;

                  (b) this Agreement has been duly and validly authorized, executed and delivered by the Commodity Broker and, assuming that it has been duly and validly authorized, executed and delivered by the other parties thereto, is a valid and binding agreement of the Commodity Broker, except insofar as bankruptcy, moratorium or other similar laws may be applicable and except that the exculpation, indemnification and contribution provisions of such agreement may be limited by applicable law and enforcement of any specific terms or remedies may be unavailable;

                  (c) it has all federal and state governmental and regulatory and commodity exchange licenses and approvals, and is maintaining on a current basis all filings and registrations with federal and state governmental and regulatory agencies, required to act as described in the Registration Statement and the Prospectus (including without limitation registration as a futures commission merchant under the CEA and membership as a futures commission merchant in NFA), and the performance of such actions will not violate or result in a breach of any provision of its certificate of incorporation or bylaws or any agreement, instrument, order, law or regulation binding upon it; and

                  (d) all references to legal proceedings involving the Commodity Broker in the Registration Statement and the Prospectus set forth in all material respects the information required to be disclosed under the CEA and the rules and regulations thereunder.

         11. REPRESENTATIONS AND WARRANTIES OF SELLING AGENT. The Selling Agent represents and warrants to the Fund, the General Partner and the Commodity Broker that:

                  (a) it is a corporation duly organized and validly existing in good standing under the laws of the state of its incorporation and in good standing and qualified to do business in each jurisdiction in which the nature or conduct of its business requires such qualification and the failure to be duly qualified would materially adversely affect its ability to perform its obligations hereunder, is a member in good standing of the NASD and has full corporate power and authority to act as selling agent in the manner contemplated by this Agreement and as described in the Registration Statement and the Prospectus;

                  (b) this Agreement has been duly and validly authorized, executed and delivered by the Selling Agent and, assuming that it has been duly and validly authorized, executed and delivered by the other parties hereto, is a valid and binding agreement of the Selling Agent, except insofar as bankruptcy, moratorium or other similar laws may be applicable and except that the exculpation, indemnification and contribution provisions of such agreement may be limited by applicable law and enforcement of any specific terms or remedies may be unavailable;

                  (c) it is in good standing and in compliance with all applicable broker-dealer registration requirements in the jurisdictions in which the Units will be sold by it;

                  (d) any use or distribution of the Registration Statement, the Prospectus or any preliminary prospectus by the Selling Agent will comply with the terms and conditions set forth in the Prospectus and with the Securities Act, the Securities Exchange Act of 1934, all applicable blue-sky laws of the states in which the Selling Agent intends to sell Units, the rules and regulations promulgated under all such laws and all applicable rules and regulations of the NASD and other self-regulatory organizations;

                  (e) in particular and not by way of limitation, it is aware of NASD Rule 2810 and will comply fully with all the terms thereof in connection with the offer and sale of the Units, and it will not recommend the purchase or redemption of Units by any investor unless it has reasonable grounds to believe, on the basis of information obtained from such investor concerning, among other things, the investment objectives, other investments, financial situation and needs of such investor, that (i) such investor is or will be in a financial position appropriate to enable such investor to realize to a significant extent the benefits of the Fund, including tax benefits described in the Registration Statement and the Prospectus, (ii) such subscriber has a fair market net worth sufficient to sustain the risks inherent in participating in the Fund, including loss of investment and lack of liquidity, and (iii) the Units are otherwise a suitable investment for the subscriber;

                  (f) it will maintain files of information disclosing the basis upon which the Selling Agent determined that the suitability requirements of NASD Rule 2810 were met as to each investor, which may include the representations and warranties of such investor contained in the Subscription Agreements and other certificates submitted by such investor;

                  (g) it has, among other things, examined the Registration Statement and the Prospectus and obtained such additional information from the General Partner regarding the information set forth therein as the Selling Agent has deemed necessary or appropriate to determine whether the Registration Statement and the Prospectus adequately and accurately disclose all material facts relating to an investment in the Fund and provide an adequate basis to investors for evaluating an investment in the Units; and in making such representation it has not relied on inquiries made by or on behalf of any other parties;

                  (h) it will inform all subscribers of Units of all pertinent facts relating to the liquidity and marketability of the Units as set forth in the Registration Statement and the Prospectus; and

                  (i) it and its representatives have all required federal and state governmental and regulatory approvals and licenses and have effected all filings and registrations with federal and state governmental and regulatory agencies required to conduct the business of the Selling Agent, to perform its obligations under this Agreement and to act as described in the Registration Statement and the Prospectus, and the performance of such actions will not violate or result in a breach of any provisions of its certificate of incorporation or bylaws or any agreement, instrument, order, law or regulation binding upon it.

         12. CLOSING. The issuance and sale of the Units and the release of the funds from the Escrow Account to the Fund shall be subject to the accuracy on and as of the relevant Closing Date of, and compliance on such Closing Date with, the representations and warranties of the Fund, the General Partner, the Commodity Broker and the Selling Agent herein, to the performance by the Fund, the General Partner, the Commodity Broker and the Selling Agent of their respective obligations hereunder and to the following conditions:

                  (a) the Fund, the Commodity Broker and the Selling Agent shall have received a certificate of the General Partner, executed by an authorized officer of the General Partner, which shall state that (i) no order suspending the effectiveness of the Registration Statement, as it may be amended, or prohibiting the sale of the Units is in effect and no proceedings for such purpose are pending before or, to the knowledge of such officer, threatened by the SEC, (ii) no adverse comments or deficiency notices relating to the Prospectus have been received from the CFTC or NFA that have not been responded to the satisfaction of such agencies and (iii) the representations and warranties of the Fund and the General Partner contained herein are true and correct on and as of the Closing Date, and the Fund and the General Partner have performed all covenants and agreements herein contained to be performed on their parts at or prior to the date of the certificate; and

                  (b) the Fund, the General Partner and the Commodity Broker shall have received a certificate of the Selling Agent, executed by an authorized officer of the Selling Agent, that the representations and warranties of the Selling Agent contained herein are true and correct on the date of the certificate as though made on such date.

         13. INDEMNIFICATION. (a) The General Partner shall indemnify and hold harmless the Commodity Broker, the Selling Agent and each person, if any, who controls such persons within the meaning of section 15 of the Securities Act against any and all losses, claims, damages, costs, expenses, liabilities, joint or several (including any investigative, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), and actions to which they, or any of them, may become subject under the Securities Act, the Securities Exchange Act of 1934, the CEA or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, costs, expenses, liabilities or actions arise out of or are based upon any untrue statement of a material fact contained in the Registration Statement, the Prospectus or any preliminary prospectus or any amendment of supplement thereto, or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, of any amendment or supplement thereto, in the light of the circumstances under which such statements were made); provided that in no event shall the indemnification agreement contained in this Section 13(a) inure to the benefit of any of the indemnified parties (or any person controlling any such party within the meaning of section 15 of the Securities Act) on account of any losses, claims, damages, costs, expenses and liabilities arising from the sale of the Units to any person if such losses, claims, damages, costs, expenses, liabilities or actions arise out of or are based upon an untrue statement or omission that the Prospectus corrects, prior to the delivery to such person of his subscription, and a copy of the version of the Prospectus that corrects such untrue statement or omission was not sent or given to such indemnified person at or prior to the receipt of the subscription; provided further that in no event shall any party claim indemnification under this Section 13(a) for amounts paid pursuant to Section 13(b).

                  (b) The Commodity Broker shall indemnify and hold harmless the Fund, the General Partner, the Selling Agent and each person, if any, who controls such persons within the meaning of section 15 of the Securities Act to the same extent as the indemnity from the General Partner set forth in Section 13(a) (and, in the case of the General Partner, for any indemnity paid by the General Partner pursuant to Section 13(a)), but only insofar as such losses, claims, damages, costs, expenses, liabilities or actions arise out of or are based upon any untrue statement or omission which was made in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing by the Commodity Broker expressly for use therein. The obligation of the Commodity Broker for indemnification hereunder shall be limited in the same manner as the obligation of the General Partner for indemnification in the case of untrue statements or omissions that are corrected by the version of the Prospectus.

                  (c) The Selling Agent shall indemnify and hold harmless the Fund, the General Partner, the Commodity Broker and each person, if any, who controls such persons within the meaning of section 15 of the Securities Act to the same extent as the indemnity from the General Partner set forth in Section 13(a) (and, in the case of the General Partner, for any indemnity paid by the General Partner pursuant to Section 13(a)), but only insofar as such losses, claims, damages, costs, expenses, liabilities or actions arise out of or are based upon a breach of any agreement, covenant, representation or warranty set forth in this Agreement by the Selling Agent.

                  (d) Each party acknowledges that the obligation of each other party subject to this Section 13 is separate and distinct. Notwithstanding any other provision of this Section 13, the General Partner (i) shall have no obligation to indemnify the Selling Agent for more than the amount of proceeds resulting from the sale of Units by the Selling Agent in connection with the Offering plus the actual expenses of the Selling Agent incurred in connection with any loss, claim, damage, charge or liability (including reasonable attorney and accountant fees incurred in defense thereof) and (ii) any obligation of the General Partner to indemnify the Selling Agent shall be adjusted to reflect the relative responsibility, if any, of the Selling Agent for the circumstances giving rise to the losses, claims, damages, costs, expenses, liabilities or actions for which indemnification is sought.

                  (e) Notwithstanding any other provision of this Agreement, indemnification of the General Partner or its controlling persons by the Fund shall be permitted only to the extent permitted by the Limited Partnership Agreement.

                  (f) Any party that proposes to assert the right to be indemnified under this Section 13 shall, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnified party under this Section 13, notify each such indemnifying party of the commencement of such action, suit or proceeding; provided that the omission to notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have to any indemnified party under this Section 13 except to the extent, and only to the extent, that such omission was prejudicial to the indemnifying party. In no event shall any such omission relieve an indemnifying party of any liability which it may have to an indemnified party otherwise than under this Section 13. In case any such action, suit or proceeding shall be brought against any indemnified party, and such party shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and, if it wishes, individually or jointly with any other indemnifying party, to assume (or have such other party assume) the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election (or the election of such other party) so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, other than reasonable costs of investigation requested by the indemnifying party (or such other party), subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment by counsel by such indemnified party has been authorized by the indemnifying party (or such other indemnifying party as may have assumed the defense of the action in question), (ii) the indemnified party has reasonably concluded that there may be a conflict of interest between the indemnifying party (or such other party) and the indemnified party in the conduct of the defense of such action (in which case the indemnifying party (or such other party) shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying party has not in fact employed counsel to assume the defense of such action. In each such case, the fees and expenses of counsel shall be at the expense of the indemnifying party, subject to reimbursement of the indemnifying party by such other party. An indemnifying party shall not be liable for any settlement of any action or claim effected without its consent. In the case of clause (ii), the indemnifying party (or the indemnifying parties, if an indemnified party shall have a claim for indemnification against more than one indemnifying party) shall not be liable for the expenses of more than one separate counsel for each of (x) the Selling Agent and any person who controls the Selling Agent within the meaning of section 15 of the Securities Act, (y) the Fund, the General Partner and any person who controls the Fund and the General Partner within the meaning of section 15 of the Securities Act and (z) the Commodity Broker and any person who controls the Commodity Broker within the meaning of section 15 of the Securities Act.

                  (g) The exculpation provisions of the Advisory Agreement or the Limited Partnership Agreement shall not relieve the General Partner or its principals from any liability they may have or incur to the Fund under this Agreement.

         14. FEES AND EXPENSES. Subject to reimbursement by the Fund as described in the Prospectus, the General Partner shall pay all costs and expenses relating to (a) the preparation, printing and filing with the CFTC, the NFA and the SEC of the Registration Statement and exhibits thereto, each preliminary prospectus, the Prospectus and all amendments and supplements to the Registration Statement and the Prospectus, (b) the registration or qualification of the Units for offer and sale under the blue-sky laws of various jurisdictions, including the fees and disbursements of legal counsel in connection therewith and in connection with the preparation and printing of preliminary or supplementary blue-sky surveys, (c) the furnishing to the Selling Agents of copies of each preliminary prospectus, the Prospectus, the Registration Statement and all amendments or supplements thereto, and of such other documents required to be furnished to the Selling Agents, including costs of shipping and mailing, (d) the filing requirements of the NASD in connection with its review of the terms and arrangements of the proposed financing, (e) the fees and disbursements of the Escrow Agent, (f) all fees and disbursements of Anchin, Block & Anchin, LLP in connection with the financial statements and the performance records contained in the Prospectus and the preparation and delivery of any other documents to be prepared and delivered in connection with the transactions contemplated hereby, (g) the fees and disbursements of legal counsel in connection with the organization of the Fund with the offering of the Units and (h) all other organization and offering expenses relating to the Fund, including any expenses incurred in any "roadshow" relating to the offering of the Units. Each other party shall bear all of its expenses under this Agreement, including fees and disbursements of its counsel.

         15. MISCELLANEOUS. The indemnification agreements contained in Section 13, the obligation to settle accounts hereunder and the agreements, representations and warranties herein shall survive the issue and payment for the Units hereunder and any investigation made by any party hereto or any controlling person of such party within the meaning of section 15 of the Securities Act. All captions used herein are for convenience of reference only, are not a portion of this Agreement and are not to be used in construing or interpreting any aspect of this Agreement. This Agreement has been and is made solely for the benefit of the parties and their respective successors and assigns and, to the extent expressed herein, for the benefit of persons controlling any party and their respective successors and assigns within the meaning of section 15 of the Securities Act. No other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser of Units merely because of such purchase. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein. This Agreement shall be construed in accordance with the law of the State of Delaware, without regard to principles of conflicts of laws.

         16. NOTICES. Any notices under this Agreement shall be in writing or by telephone, confirmed in writing. All such writings to be sent by first class mail, postage prepaid, addressed to the recipient party at the address previously furnished in writing by such party to each of the other parties hereto. Copies of all notices shall be sent to McDermott, Will & Emery, 50 Rockefeller Plaza, New York, New York 10020, attention John J. Sullivan.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.

                                 SHAFFER DIVERSIFIED FUND, LP

                                 By:      Shaffer Asset Management, Inc.
                                          General Partner

                                          By:      /s/ Daniel S. Shaffer
                                                   Daniel S. Shaffer
                                                   President


                                 SHAFFER ASSET MANAGEMENT, INC.


                                 By:      /s/ Daniel S. Shaffer
                                          Daniel S. Shaffer
                                          President


                                 ADM INVESTOR SERVICES, INC.


                                 By:
                                 Name:
                                 Title:


                                 [SELLING AGENT]


                                 By:
                                 Name:
                                 Title:
Selling Agent Address:

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